ARRIS INVESTOR DAY 2017 March 23 2017 Exhibit 99.1

FORWARD-LOOKING STATEMENTS SAFE HARBOR This presentation contains forward-looking statements concerning, among other matters, the outlook for 2017 and beyond including revenues and net income; factors expected to impact gross margins in the near term; the expected impact of expected sales levels and acceptance of new ARRIS products; expectations for the Ruckus Wireless and ICX Switch Business acquisition; and the general market outlook and industry trends. Forward-looking statements generally may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, projected results and the general outlook for 2017 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; the proposed acquisition of the Ruckus Wireless and ICX Switch business may not be completed as a result of failure to obtain regulatory approvals or other reasons; the anticipated benefits from the acquisition or any future acquisitions may not be realized; we may encounter significant transaction costs and unknown liabilities in connection with any acquisition; volatility in the currency fluctuation may adversely impact our international customer's ability or willingness to purchase products and the pricing of our products; impacts of the recent U.K. referendum to leave the European Union, and the timing with respect to the same, remain largely unknown and could have an adverse impact on our results of operations; regulatory changes, including those related to tax and the FCC, could have an adverse impact on our operations and results of operations; the outstanding warrants held by customers will result in fluctuations in our GAAP revenues and GAAP net income per diluted share as a result of the required accounting adjustments; our customers operate in a capital intensive consumer-based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness  to purchase the products that we offer; and because the market in which we operate is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption. In addition to the factors set forth above, other factors that could cause results to differ from current expectations include: rights to intellectual property, including related litigation; the impact of rapidly changing technologies; market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including its Annual Report on Form 10-K for the quarter ended December 31, 2016. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date hereof. ARRIS expressly disclaims any obligation to update these forward-looking statements except as required by law.

NEAR TERM MARKET CONDITIONS Strong finish to 2016 – capital pull-in creating soft first quarter 2017 E6000 sales down in first quarter due to Gen2 transition; expect will accelerate thru remainder of 2017 Major fiber deep construction projects DOCSIS 3.1 upgrade cycle in 2H17 International picture continues to improve but currency still an issue CPE margin impacts – memory, new products and competitive pricing, FX Ruckus Wireless and Brocade Campus switching acquisition expected to close early third quarter 2017 BUSINESS IMPROVING AS YEAR PROGRESSES

FULL YEAR 2017 MODEL EXCLUDING RUCKUS ACQUISITION (1) See GAAP to Non-GAAP reconciliation and notes thereto. 2017 excludes any effect from Ruckus Wireless/Brocade Switching Business TRANSITION TO NEXT PHASE OF GROWTH Slow start to year – anticipate first quarter results at lower end of guidance DOCSIS3.1 Upgrade cycle for both Networks and CPE Global fiber deep projects Incremental business expected in 2H17 from Ruckus/Brocade acquisition Strong balance sheet and capital structure 2015 2016 2017 GAAP Revenue $4,798M $6,829M $6,600M - $6,800M Non-GAAP Revenue $4,798M $6,859M $6,615M - $6,830M GAAP EPS $0.62 $0.09 $0.61 - $0.81 Non-GAAP EPS $2.16(1) $2.86(1) $2.40 - $2.60(1)

KEY ASSUMPTIONS IN ARRIS 2019 PROJECTION Service Provider CPE business will remain steady, with potential for modest growth or decline Solid cash generation with long term Contribution margin trending modestly below 2016 levels Shifting investment to Broadband and Wireless Growth in direct-to-consumer channel Service Provider Networks business grows at mid-single digit Contribution margin consistent with 2016 levels Ruckus Wireless and Brocade Switching business grows annually at 5-10%, with potential for meaningful upside from small cell opportunity Contribution margin target 15%+, which includes sales expense Balanced approach to use of capital, emphasizing both share repurchases and strategic M&A 2 0 1 9

INCREASED DIVERSIFICATION AND SCALE WILL SIGNIFICANTLY INCREASE SHAREHOLDER VALUE 4%+ CAGR Strong Direct Operating Income and Cash Generation Note: Segment DOI is defined as gross margin less direct operating expenses, excluding amortization of intangible assets, restructuring charges, acquisition, integration and other costs. Excludes all Corporate expenses and other costs such as sales and marketing, administrative expenses, bonus and equity compensation.

BUSINESS OUTLOOK – 2017 AND BEYOND Well positioned in a healthy multi-billion dollar market with major industry spending initiatives ahead: DOCSIS 3.1 deployments begin to scale in 2H17 Multi-year Fiber deep projects Advanced Home Networking opportunities Ultra HD (4K) STB Refresh Professional Services Strong foundation for international growth and market share gains Laser focus on cost and margin improvements Major new growth opportunities from Ruckus/Brocade acquisition New $300 million share repurchase program and balanced capital allocation strategy PATH FOR FUTURE GROWTH AND INCREASING SHAREHOLDER VALUE

Sales - $M $6.6B to $6.8B Sales Non-GAAP - $M $6.6B to $6.8B Gross Margin % 24% to 25% OPEX (including Equity Compensation) $975M - $1,000M GAAP EPS $0.61 to $0.81 Non GAAP EPS (1) $2.40 to $2.60 Cash from Operating Activities - $M $700M - $800M CAPEX $70M - $80M Slower start to the year Margins expected to be depressed by commodity costs, mix, and new product introductions Anticipate improvement through the year Ruckus expected to be neutral to Non GAAP earnings (1) See GAAP to Non-GAAP Reconciliation 2017 OUTLOOK (Excludes Ruckus Wireless and Brocade Switching)

2017 GROSS MARGINS Anticipate 2017 Gross Margins below 2016 levels Memory price increases DRAM capacity constraints have pushed pricing up ~150 bps impact in 2017, partially offset by improvements in other areas Memory cost is about 5% of sales in 2017 Anticipate some abatement later in the year Anticipate lower margins on CPE products Highly competitive pricing environment, including FX impacts Newer versions of products have less margin Aggressively working annual cost reductions and product pricing Expect first quarter 2017 to be a low point Expect mix to improve

EXPECTED CAPITAL STRUCTURE, POST RUCKUS ACQUISITION

DEBT POST CLOSE ($M)	
Revolver	0
Term Loan A (LIBOR + 1.75%; 5% amortization per year)	891
Term Loan A-1 (LIBOR + 1.75%; 5% amortization per year)	750
Term Loan B (LIBOR[1] + 2.50%; no amortization)	544
Total Debt	2,185
Estimated Debt / LTM Adj EBITDA	~2.5X

LIQUIDITY POST CLOSE

~$300M - $400M of cash resources

~$500M undrawn revolver availability

SHARES (M)	
Shares outstanding	191
Dilutive effect of equity-based awards	3
Share repurchase Q1 to date	(3)
Total dilutive shares outstanding	191

- Cost effective debt structure; all in rate of ~3.5%
- Modest leverage
- Maintains significant capital structure flexibility
- Reviewing ways to optimize debt structure and to stagger maturities

(1) Subject to LIBOR floor of 0.75%

Copyright 2017 – ARRIS Enterprises, Inc. All rights reserved.
ARRIS Investor Day 2017 23 March 2017 10

CAPITAL ALLOCATION PRIORITIES

ARRIS

- Ensure Liquidity and Flexibility:
  - ~$500M of cash resources target
  - ~$500M revolver (undrawn)
- Target Debt Leverage Ratio of ~2.5X
- Strong cash generation to be deployed

Strategic M&A	Share Repurchases	Organic R&D Investment
Motorola - 2013	2016 - $178M	2015 - $534M
Pace - 2016	2017 YTD - ~$78M	2016 - $585M
Ruckus - 2017		2017(E) - ~$550M

Strong Capital Structure, strong Cash Generation, deploying cash to enhance Shareholder Value

Copyright 2017 – ARRIS Enterprises, Inc. All rights reserved.
ARRIS Investor Day 2017 23 March 2017 11

SHARE REPURCHASE UPDATE Existing $300M authorization $178M used in 2016; $122M remaining at year end 2016 Have repurchased ~3.1M shares for ~$78M to date in Q1 2017 ~$44M remaining on existing authorization as of March 23, 2017 New $300M authorization approved by the Board in Q1 2017 Incremental to existing authorization

2015 GAAP TO NON-GAAP EPS GUIDANCE RECONCILIATION

2016 GAAP TO NON-GAAP EPS GUIDANCE RECONCILIATION

2017 ESTIMATED GAAP TO NON-GAAP EPS GUIDANCE RECONCILIATION 2017 Guidance Estimated GAAP Sales - $M 6,600 - 6,800 Warrants - $M 15 - 30 Estimated Adjusted (Non-GAAP) Sales - $M 6,615 - 6,830 Estimated GAAP EPS 0.61 - 0.81 Reconciling Items: Amortization of Intangibles 1.84 Stock Compensation Expense 0.42 Restructuring, Integration and Other Costs 0.04 Reduction in revenue related to warrants* 0.12 Net tax items (0.63) Subtotal 1.79 Estimated Adjusted (Non-GAAP) EPS $ 2.40 - $ 2.60 * We have assumed the midpoint of the warrants for reconciliation purposes. Note: GAAP sales and EPS will be impacted by the fair value of warrants issued which can vary depending upon the ultimate volumes, product mix and fair value calculation.